SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2011

                          BLUGRASS ENERGY INC.

 (Exact name of Company as specified in its charter)

                            Nevada

(State or other jurisdiction of incorporation)

     333-135852

20-4952339

        (Commission File Number)                                 (IRS Employer

 Identification No.)

13465 Midway Road, Suite 322, LB 10, Dallas, Texas 75244

(Address of principal executive offices)

          (Zip Code)

Company’s telephone number, including area code:  (972) 404-9995

730-1015-4th Street SW Calgary, AB T2R 1J4

  (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

On March 1, 2011, Blugrass Energy Inc. (the “Company”) filed a Current Report on Form 8-K (the “Initial 8-K”) to report, among other items, a change in the Company’s independent registered public accounting firm pursuant to Item 4.01 of Form 8-K.  This Current Report on Form 8-K/A amends the Initial 8-K in order to provide supplemental information with respect to Item 4.01.

Item 4.01.

Changes in Registrant’s Certifying Accountant

Appointment of Whitley Penn LLP

Effective February 23, 2011, upon closing of the Transaction, the Company dismissed Madsen & Associates CPA’s, Inc. (“Madsen”) as the Company’s independent registered public accounting firm and appointed Whitley Penn LLP (“Whitley Penn”) as the Company’s independent registered public accounting firm.  The Board of Directors of the Company approved the change of independent registered public accounting firms.

Madsen’s independent auditor’s report dated November 15, 2010, furnished in connection with the Company’s annual report on Form 10-K for the period ended June 30, 2010, did not include an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that each such independent auditor’s report contained an qualification raising substantial doubt about the Company’s ability to continue as a going concern.

During the Company’s most recent fiscal year and the subsequent interim period prior to the date of this report, there were no disagreements with Madsen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Madsen, would have caused it to make reference to the matter thereof in connection with its report.

There were no “reportable events” with Madsen during the most recent fiscal year and the subsequent interim period through the February 23, 2011 date of Madsen’s dismissal, requiring disclosure pursuant to Item 304(a)(1)(v) of Regulation S-K.  As used in this report, the term “reportable event” means any of the items listed in paragraphs (a)(1)(v)(A)-(D) of Item 304 of Regulation S-K.

During the most recent fiscal year and the subsequent interim period through the February 23, 2011 date of Madsen’s dismissal, Madsen did not advise the Company on any matter set forth in paragraphs (a)(1)(v)(A)-(D) of Item 304 of Regulation S-K.

The Company has provided Madsen with a copy of this report prior to the filing hereof and has requested that Madsen furnish the Company a letter addressed to the Commission stating whether or not Madsen agrees with the statements made by the Company in this report.  A copy of such letter is filed as Exhibit 16.1 to this report.

Prior to the appointment of Whitley Penn as the Company’s independent registered public accounting firm, neither the Company nor anyone acting on its behalf consulted with Whitley Penn regarding either (a) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report or oral advice was provided to the Company that Whitley Penn concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (b) any matter that was the subject of a disagreement identified in response to Item 304(a)(1)(iv) of Regulation S-K and the related instructions or an event identified in response to Item 304(a)(1)(v) of Regulation S-K.

Appointment of Madsen & Associates CPA’s, Inc.

Larry O’Donnell, CPA, P.C. (“O’Donnell P.C.”) served as the Company’s independent registered public accounting firm for the period ended June 30, 2009.  The change in the Company’s accounting firm from O’Donnell P.C. to Madsen, effective February 12, 2010, was reported in a Current Report on Form 8-K filed with the Commission on February 16, 2010, and is incorporated herein by reference.

Effective December 14, 2010, the Public Company Accounting Oversight Board (the “PCAOB”) revoked the registration of O’Donnell P.C.

Item 9.01.

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit Number	Description
16.1	Letter from Madsen & Associates CPA’s, Inc. to the Commission

SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 11, 2011

BLUGRASS ENERGY INC.

By:  ____/s/ Abram Janz__________

______

       Abram Janz

       President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
16.1	Letter from Madsen & Associates CPA’s, Inc. to the Commission